As filed with the Securities and Exchange Commission on July 1, 2019

Registration No. 333-229626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4

ON

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of Registrant as specified in its charter)

Georgia	58-1456434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 First Street, S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fidelity Southern Corporation Equity Incentive Plan

Fidelity Southern Corporation 2018 Omnibus Incentive Plan

(Full title of the plans)

H. Palmer Proctor, Jr.

Chief Executive Officer

Ameris Bancorp

310 First Street, S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of notices, orders and communications to:

Lori A. Gelchion, Esq.

Rogers & Hardin LLP

2700 International Tower

229 Peachtree Street, NE

Atlanta, Georgia 30303

(404) 522-4700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $1.00 par value	576,605	N/A	N/A	N/A

(1)	Represents shares issuable upon the exercise of stock options outstanding under the Fidelity Southern Corporation Equity Incentive Plan and the Fidelity Southern Corporation 2018 Omnibus Incentive Plan, each as amended to date (together, the “Fidelity Plans”), which options converted into options to acquire shares of common stock, par value $1.00 per share, of Ameris Bancorp (the “Registrant”) on July 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of December 17, 2018, by and between the Registrant and Fidelity Southern Corporation. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock, par value $1.00 per share, of the Registrant that may become issuable in respect of the securities identified in the table above by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transactions.

(2)	All filing fees payable in connection with the registration of these securities were paid previously in connection with the filing of the Registrant’s original registration statement on Form S-4 (File No. 333-229626), and Pre-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission on February 12, 2019 and March 22, 2019, respectively, to which this registration statement is Post-Effective Amendment No. 1. Accordingly, no additional filing fee is required. See “Explanatory Note.”

EXPLANATORY NOTE

Ameris Bancorp (“Ameris” or the “Registrant”) hereby amends its registration statement on Form S-4 (File No. 333-229626) filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2019, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on March 22, 2019 (the “Form S-4”), which the Commission declared effective at 5:00 p.m. Eastern Time on March 25, 2019, by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (this “Post-Effective Amendment” and, together with the Form S-4, the “Registration Statement”).

The Registrant filed the Form S-4 in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of December 17, 2018 (the “Agreement and Plan of Merger”), by and between Ameris and Fidelity Southern Corporation (“Fidelity”), pursuant to which, effective as of July 1, 2019, Fidelity merged with and into Ameris, with Ameris surviving the Merger.

Pursuant to the terms of the Merger Agreement and at the effective time of the Merger, each outstanding option granted under either the Fidelity Southern Corporation Incentive Plan or the Fidelity Southern Corporation 2018 Omnibus Incentive Plan (the “Fidelity Plans”) to acquire shares of common stock, no par value per share, of Fidelity (each, a “Fidelity Option”) fully vested and was converted automatically into an option to acquire shares of common stock, par value $1.00 per share, of Ameris (the “Ameris Common Stock”), with the number of underlying shares and per share exercise price of such option adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement).

The Registrant hereby amends the Form S-4 by filing this Post-Effective Amendment relating to 576,605 shares of Ameris Common Stock issuable upon the exercise of the Fidelity Options under the Fidelity Plans. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Post-Effective Amendment.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Ameris with the Commission are incorporated herein by reference:

(i)	Ameris’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 1, 2019 (the “2018 Form 10-K);

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(ii)	Those portions of Ameris’s Proxy Statement on Schedule 14A for the 2019 annual meeting of Ameris’s shareholders, filed with the Commission on April 1, 2019, that are incorporated by reference into the 2018 Form 10-K;

(iii)	Ameris’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 10, 2019;

(iv)	Ameris’s Current Reports on Form 8-K filed with the Commission on May 6, 2019, May 7, 2019, May 14, 2019, June 12, 2019 and July 1, 2019; and

(v)	The description of the Ameris common stock contained under the caption “Description of Capital Stock” found in Ameris’s Preliminary Prospectus dated as of April 21, 1994, filed as part of Ameris’s Registration Statement on Form SB-2 (Registration No. 33-77930) with the Commission on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by Ameris pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GBCC”) provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (c) of Section 14-2-851 of the GBCC provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 14-2-851 of the GBCC. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

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Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent that, consistent with public policy, may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.

Article XI of the Articles of Incorporation of Ameris provides that, except as may be limited by the GBCC or any successor law, no director shall be personally liable to Ameris or any of its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

Article VII of the Bylaws of Ameris provides that every person (and the heirs and legal representatives of such person) who is or was a director or officer of Ameris or any other corporation of which he or she served as such at the request of Ameris and of which Ameris directly or indirectly is a shareholder or creditor, or in which or in the stocks, bonds, securities or other obligations of which Ameris is in any way interested, may be indemnified for any liability and expense resulting from any threatened, pending or completed action, suit or proceeding, civil, criminal, administrative, arbitrative or investigative or otherwise, or in connection with any appeal relating thereto, in which he or she may become involved, as a party or prospective party or otherwise, by reason of any action taken or not taken in his or her capacity as a director or officer or as a member of any committee appointed by the board of directors of Ameris to act for, in the interest of, or on behalf of Ameris, whether or not he or she continues to be a director or officer at the time such liability or expense is incurred; provided such person acted in good faith and (i) reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in Ameris’s best interests; (ii) reasonably believed, in all other cases, that the conduct was at least not opposed to Ameris’s best interests; and (iii) in the case of a criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, does not create a presumption that a director or officer did not meet the standards of conduct set forth in the Bylaws. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Article VII of the Bylaws of Ameris may be advanced by Ameris prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount, unless it is ultimately determined that he or she is entitled to indemnification under the Bylaws.

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Notwithstanding the foregoing, Article VII of Ameris’s Bylaws provides that no officer or director who was or is a party to any action or suit by or in the right of Ameris to procure a judgment in its favor by reason of the fact that he or she is or was an officer or director of Ameris or such other corporation can be indemnified in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to Ameris, unless the court in which such action or suit was brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VII of Ameris’s Bylaws further provides that every person (and the heirs and legal representatives of such person) referred to above who has been wholly successful, on the merits or otherwise, with the respect to such claim, action, suit or proceeding is entitled to indemnification as of right without any further action or approval by the board of directors of Ameris, and any indemnification otherwise pursuant to the Bylaws of Ameris will be made at the discretion of Ameris, but only pursuant to a determination made in the manner set forth in Section 14-2-855 of the GBCC that indemnification is permissible in the circumstances. Section 14-2-855 of the GBCC provides that indemnification may be made where the person to be indemnified has met the relevant standard of conduct described above as determined by a majority vote of a quorum consisting of disinterested directors of the board of directors, by duly selected independent legal counsel or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of two or more disinterested directors to make this determination.

The rights of indemnification provided in Article VII of Ameris’s Bylaws are in addition to: (1) any rights to which any director or officer may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise; and (2) the power of Ameris to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, regardless of whether Ameris would have the power to indemnify against such liability under the Bylaws or otherwise.

Ameris’s Bylaws further provide that any amendment to Article VII thereof that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any indemnified person thereunder shall, as to such indemnified person, apply only to proceedings based on actions, events or omissions occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under Article VII as in effect prior to such amendment.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of Ameris Bancorp, as amended (incorporated herein by reference to Exhibit 2.1 to Ameris Bancorp’s Regulation A Offering Statement on Form 1-A filed with the Commission on August 14, 1987).

4.2	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.7 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 26, 1999).

4.3	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.9 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 31, 2003).

4.4	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on December 1, 2005).

4.5	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on November 21, 2008).

4.6	Articles of Amendment to the Articles of Incorporation of Ameris Bancorp (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on June 1, 2011).

4.7	Bylaws of Ameris Bancorp, as amended and restated effective July 1, 2019 (incorporated by reference to Exhibit 3.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.8	See Exhibits 4.1 through 4.7 for provisions of the Articles of Incorporation of Ameris Bancorp, as amended, and Bylaws of Ameris Bancorp, as amended and restated effective July 1, 2019, which define the rights of security holders.

4.9	Specimen Common Stock Certificate (incorporated by reference to Exhibit 1 to Ameris Bancorp’s Registration Statement on Form 8-A filed with the Commission on September 2, 1987).

4.10	Indenture between Ameris Bancorp and Wilmington Trust Company dated September 20, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the Commission on October 27, 2006).

4.11	Floating Rate Junior Subordinated Deferrable Interest Debenture dated September 20, 2006 issued to Ameris Statutory Trust I (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Registration Statement on Form S-4 (Registration No. 333-138252) filed with the Commission on October 27, 2006).

4.12	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and U.S. Bank National Association dated as of March 26, 2003 (incorporated by reference to Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

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Exhibit Number	Description

4.13	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.14	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2033 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.3 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.15	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Deutsche Bank Trust Company Americas dated as of June 24, 2004 (incorporated by reference to Exhibit 4.6 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.16	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.17	Form of Floating Rate Junior Subordinated Deferrable Interest Note Due 2034 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.18	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of January 31, 2006 (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.19	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to Indenture dated as of January 31, 2006) (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.20	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.9 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.21	Indenture between Ameris Bancorp (as successor to The Prosperity Banking Company) and Wilmington Trust Company dated as of September 20, 2007 (incorporated by reference to Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.22	First Supplemental Indenture dated as of December 23, 2013 by and among Ameris Bancorp, The Prosperity Banking Company and Wilmington Trust Company (pertaining to the Indenture dated as of September 20, 2007) (incorporated by reference to Exhibit 4.19 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

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Exhibit Number	Description

4.23	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2037 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.18 to Ameris Bancorp’s Annual Report on Form 10-K (File No. 001-13901) filed with the Commission on March 14, 2014).

4.24	Indenture between Ameris Bancorp (as successor to Coastal Bankshares, Inc.) and Wells Fargo Bank, National Association dated as of August 27, 2003 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.25	First Supplemental Indenture dated as of June 30, 2014 by and among Ameris Bancorp and Wells Fargo Bank, National Association (pertaining to Indenture dated as of August 27, 2003) (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.26	Form of Junior Subordinated Debt Security Due 2033 (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.27	Indenture between Ameris Bancorp (as successor to Coastal Bankshares, Inc.) and U.S. Bank National Association dated as of December 14, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.28	First Supplemental Indenture dated as of June 30, 2014 by and among Ameris Bancorp, Coastal Bankshares, Inc. and U.S. Bank National Association (pertaining to Indenture dated as of December 14, 2005) (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.29	Form of Junior Subordinated Debt Security Due 2035 (included as Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2014).

4.30	Indenture between Ameris Bancorp (as successor to Merchants & Southern Banks of Florida, Incorporated) and Wilmington Trust Company dated as of March 17, 2005 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

4.31	First Supplemental Indenture dated as of May 22, 2015 by and among Ameris Bancorp, Merchants & Southern Banks of Florida, Incorporated and Wilmington Trust Company (pertaining to the Indenture dated as of March 17, 2015) (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

4.32	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2035 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

4.33	Indenture between Ameris Bancorp (as successor to Merchants & Southern Banks of Florida, Incorporated) and Wilmington Trust Company dated as of March 30, 2006 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

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Exhibit Number	Description

4.34	First Supplemental Indenture dated as of May 22, 2015 by and among Ameris Bancorp, Merchants & Southern Banks of Florida, Incorporated and Wilmington Trust Company (pertaining to the Indenture dated as of March 30, 2006) (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

4.35	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on May 27, 2015).

4.36	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of June 17, 2004 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.37	First Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.38	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2034 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.39	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of September 15, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.40	Second Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.41	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2035 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.42	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wilmington Trust Company dated as of December 14, 2006 (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.43	First Supplemental Indenture dated as of March 11, 2016 by and among Ameris Bancorp, Jacksonville Bancorp, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

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Exhibit Number	Description

4.44	Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due 2036 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.45	Indenture between Ameris Bancorp (as successor to Jacksonville Bancorp, Inc.) and Wells Fargo Bank, National Association dated as of June 20, 2008 (incorporated by reference to Exhibit 4.10 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.46	First Supplemental Indenture dated as of March 11, 2016 by and between Ameris Bancorp and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.11 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.47	Form of Junior Subordinated Debt Security Due 2038 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.10 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 14, 2016).

4.48	Subordinated Debt Indenture dated as of March 13, 2017 by and between Ameris Bancorp and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).

4.49	First Supplemental Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).

4.50	Form of 5.75% Fixed-to-Floating Rate Subordinated Note due 2027 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on March 13, 2017).

4.51	Registration Rights Agreement dated as of January 3, 2018 by and between Ameris Bancorp and William J. Villari (incorporated by reference to Exhibit 4.9 to Ameris Bancorp’s Registration Statement on Form S-3 (Registration No. 333-223080) filed with the Commission on February 16, 2018).

4.52	Registration Rights Agreement dated as of January 31, 2018 by and among Ameris Bancorp, William J. Villari and The Villari Family Gift Trust (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on February 6, 2018).

4.53	Indenture dated as of November 10, 2005 by and between Ameris Bancorp (as successor to Hamilton State Bancshares, Inc.) and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).

4.54	Second Supplemental Indenture dated as of June 29, 2018 by and among Ameris Bancorp, Hamilton State Bancshares, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).

4.55	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture (included as Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the Commission on July 2, 2018).

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Exhibit Number	Description

4.56	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and U.S. Bank National Association, dated as of June 26, 2003 (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.57	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and U.S. Bank National Association, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.2 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.58	Form of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.59	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and Wilmington Trust Company, dated as of March 17, 2005 (incorporated by reference to Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.60	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and Wilmington Trust Company, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.5 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.61	Form of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.4 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.62	Indenture between Ameris Bancorp (as successor to Fidelity Southern Corporation) and Wilmington Trust Company, dated as of August 20, 2007 (incorporated by reference to Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.63	First Supplemental Indenture, among Ameris Bancorp, Fidelity Southern Corporation and Wilmington Trust Company, dated as of July 1, 2019 (incorporated by reference to Exhibit 4.8 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.64	Form of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (incorporated by reference to, and included as, Exhibit A to the Indenture filed as Exhibit 4.7 to Ameris Bancorp’s Current Report on Form 8-K (File No. 001-13901) filed with the Commission on July 1, 2019).

4.65	Fidelity Southern Corporation Equity Incentive Plan dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to Fidelity Southern Corporation’s Current Report on Form 8-K (File No. 000-22374 ) filed with the Commission on May 3, 2006).

4.66	First Amendment to the 2006 Fidelity Southern Corporation Equity Incentive Plan (incorporated by reference to Exhibit 99(a) to Fidelity Southern Corporation’s Registration Statement on Form S-8 (Registration No. 333-174956) filed with the Commission on June 17, 2011).

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Exhibit Number	Description

4.67	Second Amendment to the 2006 Fidelity Southern Corporation Equity Incentive Plan (incorporated by reference to Exhibit 99(a) to Fidelity Southern Corporation’s Registration Statement on Form S-8 (Registration No. 333-183458) filed with the Commission on August 21, 2012).

4.68	Forms of Stock Option Agreements for the Fidelity Southern Corporation Equity Incentive Plan dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to Fidelity Southern Corporation’s Current Report on Form 8-K (File No. 000-22374) filed with the Commission on January 18, 2007).

4.69	Fidelity Southern Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Fidelity Southern Corporation’s Quarterly Report on Form 10-Q (File No. 000-22374 ) filed with the Commission on May 4, 2018).

5.1	Opinion of Rogers & Hardin LLP (previously filed as an exhibit to the original registration statement on Form S-4, filed on February 12, 2019, to which this is an amendment).

23.1	Consent of Crowe LLP.

23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (previously filed as an exhibit to the original registration statement on Form S-4, filed on February 12, 2019, to which this is an amendment).

Item 9. Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

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(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moultrie, State of Georgia, on July 1, 2019.

AMERIS BANCORP

By:	/s/ Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of July, 2019.

Signature		Title	Date

	/s/ Palmer Proctor, Jr.	Chief Executive Officer and Director	July 1, 2019
	H. Palmer Proctor, Jr.	(Principal Executive Officer)

	/s/ Nicole S. Stokes	Executive Vice President and Chief	July 1, 2019
	Nicole S. Stokes	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

	/s/ Rodney D. Bullard	Director	July 1, 2019
Rodney D. Bullard

	/s/ Wm. Millard Choate	Director	July 1, 2019
Wm. Millard Choate

By:	*	Director	July 1, 2019
Leo J. Hill

By:	*	Director	July 1, 2019
Daniel B. Jeter

By:	*	Director	July 1, 2019
Robert P. Lynch

	/s/ James B. Miller, Jr.	Executive Chairman of the Board	July 1, 2019
James B. Miller, Jr.

	/s/ Gloria A. O’Neal	Director	July 1, 2019
Gloria A. O’Neal

By:	*	Director	July 1, 2019
William H. Stern

By:	*	Director	July 1, 2019
Jimmy D. Veal

	* Nicole S. Stokes, by signing her name hereto, does hereby sign this Registration Statement on behalf of the directors of the Registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Securities and Exchange Commission.		July 1, 2019

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Attorney-in-Fact

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